Exhibit 10.1
ADC TELECOMMUNICATIONS, INC.
INCENTIVE STOCK OPTION AGREEMENT

Optionee:	Option Number:
Optionee ID:	Plan: GSIP
This Incentive Stock Option Agreement (the “Agreement”) is entered into effective                      by and between ADC Telecommunications, Inc., a Minnesota corporation, (the “Company”), and the above-identified Optionee pursuant to the Company’s 2010 Global Stock Incentive Plan (the “Plan”).
Effective the date written above, the Optionee has been granted an option (the “Option”) to purchase all or any part of an aggregate of                      shares of common stock, par value US$.20 per share, of the Company (the “Common Stock”) at the price of US$                     per share subject to the terms and conditions set forth herein and in the Plan and Exhibit A to this Agreement. This Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
The total aggregate purchase price for all of the shares purchasable under this Option is US$                    .
Subject to the terms and conditions of this Agreement, Exhibit A to this Agreement and the Plan, this Option shall in all events terminate seven (7) years after the date of grant (the “Expiration Date”). The shares subject to this Option shall vest and may be exercised in whole or in part by the Optionee according to the following vesting schedule:

Number of Option Shares
Vesting Date	Vesting	Expiration Date

Subject to the provisions of the Plan and Exhibit A, the Optionee must be actively employed by the Company or any of its Affiliates on each Vesting Date for vesting to occur. Termination of employment after a Vesting Date may accelerate the Expiration Date (see terms of the Plan and Exhibit A).
Optionee and the Company agree that these Options are granted under and governed by the terms and conditions of this Agreement, Exhibit A to this Agreement, and the Plan. Each of these documents and a Prospectus related to shares covered by the Plan has been provided to Optionee. Optionee specifically acknowledges that Exhibit A to this Agreement contains an agreement by Optionee not to solicit employees of the Company or its Affiliates on behalf of any other employer, a data privacy consent by Optionee and certain other acknowledgements by Optionee.
Optionee acknowledges that this Option is subject to the ongoing discretionary authority of the Company to determine: (i) the permissible manner of exercise of the Option (including but not limited to the authority of the Company to require a mandatory cashless exercise); (ii) the permissible timing of exercise of the Option; and (iii) any other restrictions that the Company deems necessary and advisable, including but not limited to restrictions pertaining to applicable law. Optionee further acknowledges that in the event the Optionee chooses to effect a simultaneous exercise and sale of all or a portion of the shares that are subject to this Option, neither the Company nor its third party stock option administrator will guarantee any particular market price for the sale of the shares, nor shall the Company or its third party administrator be responsible for any failure to obtain any particular market price due to delays in the exercise of this Option or any other reason.

ADC TELECOMMUNICATIONS, INC.	Date
EXHIBIT A
TO THE ADC TELECOMMUNICATIONS, INC.
INCENTIVE STOCK OPTION AGREEMENT
This Exhibit A is part of and incorporated by reference into the Incentive Stock Option Agreement (the “Agreement”) issued by ADC Telecommunications, Inc. (the “Company”) pursuant to the Company’s 2010 Global Stock Incentive Plan (the “Plan”).
Unless otherwise defined herein, capitalized terms shall have the meaning given such term in the Agreement.
1. Grant of Option Refer to the Agreement for a description of the Option grants, including the total number of shares of Common Stock covered by this Option, the exercise price per share, and the schedule for vesting. This Option is intended to be an incentive stock option within the meaning of Section 422 of the U.S. Internal Revenue Code.

2. Duration and Exercisability
     (a) Subject to early vesting as provided in Section 3 below, this Option shall vest and become exercisable in accordance with the schedule set forth on the Agreement. This Option shall in all events terminate seven (7) years after the date of grant, if not earlier in the event of termination of employment.
     (b) Notwithstanding the provisions contained in Section 2(a) above, but subject to the other terms and conditions set forth herein, this Option shall become fully vested and exercisable on the date of a “Change in Control” (as hereinafter defined). For purposes of the Agreement and this Exhibit A to the Agreement, the following terms shall have the definitions set forth below:
     (i) “Change in Control” shall mean:
     (A) a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement;
     (B) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities, determined in accordance with Rule 13d-3, excluding, however, any securities acquired directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company); however, that for purposes of this clause the term “person” shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan;
     (C) the Continuing Directors cease to constitute a majority of the Company’s Board of Directors;
     (D) consummation of a reorganization, merger or consolidation of, or a sale or other disposition of all or substantially all of the assets of, the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the persons who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own voting securities of the corporation resulting from such Business Combination having more than fifty percent (50%) of the combined voting power of the outstanding voting securities of such resulting Corporation and (B) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the action of the Board of Directors of the Company approving such Business Combination;
     (E) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or
     (F) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company; and
     (G) The definition of “Change in Control” is subject to changes as may be determined by the Compensation Committee of the Company’s Board of Directors as necessary to comply with the requirements of Section 409A of the Internal Revenue Code, as added by the American Jobs Creation Act.
     (ii) “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (x) was a member of the Board of Directors on the date of this Agreement as first written above or (y) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this subparagraph (ii), “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     (c) This Option shall not be assignable or transferable except to a designated beneficiary (under procedures established by the Company) or by the laws of descent and distribution in the case of the death of Optionee, and except that for U.S. resident employees, upon written notice to the Company, U.S. resident employees may transfer this Option during his or her lifetime to any “family member” (as such term is used on Form S-8 under the Securities Act of 1933) of Optionee provided that (i) there is no consideration for such transfer or such transfer is effected pursuant to a domestic relations order in settlement of marital property rights, and (ii) this Option held by such transferees shall continue to be subject to the same terms and conditions (including restrictions on subsequent transfers) as were applicable to this Option immediately prior to such transfer. This Option may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate of the Company.
     (d) This Option may be exercised, during the lifetime of Optionee, only by Optionee, a permitted transferee pursuant to a transfer permitted by Section 2(c) above, or, if permissible under applicable law, by Optionee’s or such transferee’s guardian or legal representative.
3. Effect of Termination of Employment
     (a) For all purposes of the Agreement and this Exhibit A, the following terms shall have the following meanings:
     (i) “Employment Termination Date” shall mean the earlier of:
•	the date, as determined by the Company, that Optionee is no longer actively employed by the Company or an Affiliate of the Company, and in the case of an involuntarily termination, such date shall not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); or

•	the date, as determined by the Company, that Optionee’s employer is no longer an Affiliate of the Company.
     (ii) “Retirement” shall mean the voluntary termination of Optionee’s employment with his or her Employer if: (a) Optionee is employed in a country on his or her Employment Termination Date that on the Grant Date was not a member of the European Union and (i) Optionee is at least 55 years old, and (ii) Optionee’s age in years plus years of service (as defined by the Company in its sole discretion for the purposes of this Option) equals at least 65; or (b) Optionee is employed in a country on his or her Employment Termination Date that on the Grant Date was a member of the European Union and Optionee has at least 30 years of service (as defined by the Company in its sole discretion for the purposes of this Option).
     (b) In the event the Optionee ceases to be an employee of the Company or any of its Affiliates for any reason other than death, long-term disability, or Retirement, then Optionee shall have the right to exercise the Option at any time within one year after the Employment Termination Date to the extent of the number of vested shares Optionee was entitled to purchase under the Option on the Employment Termination Date, subject to the condition that no Option shall be exercisable after the Expiration Date.
     (c) In the event the Optionee dies while an employee of the Company or any of its Affiliates or within three months after the Employment Termination Date or suffers a long-term disability, this Option shall become fully vested and exercisable. The Option may then be exercised at any time within one year after Optionee’s death or long-term disability by the executors or administrators of Optionee, by any person or persons to whom the Option is transferred by the prior designation of a beneficiary or the applicable laws of descent and distribution, or by the Optionee, as the case may be. Any determination that Optionee’s employment has been terminated because of a long-term disability shall be subject to the written acknowledgment and agreement of the Company’s legal department made in its sole discretion.
     (d) In the event of the Retirement of the Optionee, then this Option shall continue to vest according to the schedule set forth on the Agreement. Optionee shall then have the right to exercise this Option for a period of time following the Employment Termination Date until the earlier to occur of (1) the Expiration Date and (2) the five year anniversary of the Employment Termination Date. In the event of Optionee’s Retirement, the vesting of this Option is conditioned upon Optionee complying with the following non-competition restrictions: For one year following the effective date of Optionee’s Retirement from the Company, Optionee may not, without the Company’s prior written consent, directly or indirectly, for himself or herself or any other person or entity, as agent, employee, officer, director, consultant, owner, principal, partner or material shareholder, or in any other individual or representative capacity: (i) engage in or participate in any activity that competes, directly or indirectly, with any Company business, product or service that Optionee engaged in, participated in, or had confidential information (as described below) about during Optionee’s employment; or (ii) assist anyone in engaging in any of the activities which Optionee is prohibited from engaging in directly in his or her own capacity. Optionee specifically agrees and acknowledges that the Company’s business competes on a global basis and that this restriction is reasonable and will apply throughout the global locations where the Company conducts business. To the extent Optionee and the Company at any time agree to enter into separate agreements containing restrictions with different or inconsistent terms than those herein, Optionee and the Company acknowledge and agree that such different or inconsistent terms shall not in any way affect or have relevance to the restrictions contained herein. By accepting this Option,

Optionee agrees that the provisions of this non-competition restriction are reasonable and necessary to protect the legitimate interests of the Company.
     (e) No further vesting of this Option shall occur after the Employment Termination Date, and this Option shall be exercisable in accordance with this Section 3 following the Employment Termination Date only to the extent that it is exercisable on the Employment Termination Date, pursuant to the vesting schedule set forth in the Agreement and Section 2 hereof.
4. Manner of Exercise The Option can be exercised only by Optionee or other proper party within the option period by notice to the Company or the Company’s third-party stock option administrator in a form specified by the Company or such third-party stock option administrator, or in such other manner as the Company may specify from time-to-time. The Company shall have the right to specify all conditions of the manner of exercise, and such conditions may vary by country and may be subject to change from time to time.
5. Adjustments If Optionee exercises all or any portion of the Option subsequent to any change in the number or character of the Common Stock (through stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company or other similar corporate transaction or event affecting the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the Option), Optionee shall then receive for the aggregate price paid by him or her on such exercise of the Option, the number and type of securities or other consideration which he would have received if such Option had been exercised prior to the event changing the number or character of outstanding shares.
6. Responsibility for Taxes Regardless of any action taken by the Company or Optionee’s employer (the “Employer”) with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items. Without limiting the foregoing, the Company specifically disclaims any representation or guarantee that this Option will qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code, or if the Option initially so qualifies, that it will continue to qualify. Optionee should consult his or her own tax advisor regarding the status of and tax treatment for this Option.
Prior to exercise of the Option, Optionee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, Optionee authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Optionee from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or the Employer or from proceeds of the sale of the shares. Alternatively, or in addition, if permissible under local law, the Company may (i) sell or arrange for the sale of shares that Optionee acquires to meet the withholding obligation for Tax-Related Items, and/or (ii) withhold in shares, provided that the Company only withholds the amount of shares necessary to satisfy the minimum withholding amount. Finally, Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Optionee’s participation in the Plan or Optionee’s purchase of shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the shares if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.
7. Workforce Protection The Optionee understands that the Company has an important business interest in preserving and retaining its relationships with its employees and its Affiliates’ employees (collectively, the “Covered Employees”). In consideration of Optionee’s employment with the Company and/or this agreement, during the term of Optionee’s employment and for one year thereafter, the Optionee promises that Optionee will not directly or indirectly or in cooperation with others:
     (a) Seek, encourage, solicit, or attempt to solicit any Covered Employee to leave his or her employment for any reason or in any way interfere with his or her employment relationship;
     (b) Induce or attempt to induce any Covered Employee to accept employment with, work for, render services or provide advice to or supply confidential business information or trade secrets of the Company or its Affiliates to any other person; or
     (c) Employ, or otherwise pay for services rendered by, any Covered Employee in any other business enterprise.
          As part of the Optionee’s obligations to the Company and without limiting the foregoing, Optionee specifically agrees that for the one year period after Optionee’s employment with the Company terminates, Optionee will not interview, recommend for hire, identify or provide any input to any third party in which Optionee has an interest as an employee, officer, consultant, director or owner about any Covered Employee where the purpose or outcome of such action by Optionee is to recruit, provide a reference or otherwise assist a Covered Employee to leave his or her employment and join the third party in which the Optionee has an interest as described herein. The Optionee also acknowledges that Optionee’s promises as contained herein are not excused in circumstances where the Covered Employee initiates a discussion of this nature with Optionee. In that event, Optionee agrees to advise the Covered Employee of Optionee’s obligations hereunder. The Optionee further agrees that during the one year period after the Optionee leaves the Company, Optionee will inform any new employer Optionee may have of Optionee’s obligations under this Agreement.
8. Confidential Information
     (a) In further consideration of the grant of the Option, the Optionee specifically acknowledges and agrees that Optionee is bound to protect the Company’s confidential information which includes but is not limited to proprietary information, confidential data and any other representation of Company knowledge, whether verbal, printed, written or electronically recorded or transmitted. This includes confidential information concerning any technologies, concepts, engineering, sales and financial details, customer names and information, pricing, business strategies and other related or similar confidential data. Optionee acknowledges that the obligation to protect the Company’s confidential information continues after Optionee leaves the Company, regardless of the reason. Optionee agrees to refrain from giving future employers any confidential information belonging to the Company. This obligation to preserve confidential information exists independently of and in addition to any obligation to which the Optionee is subject under the terms of the Company’s Invention, Copyright and Trade Secret Agreement, or other similar document.
     (b) The Optionee acknowledges that breach of this Section 8 would be highly injurious to the Company, and the Company reserves its rights to pursue all available remedies, including but not limited to equitable and injunctive relief and damages. The Optionee specifically agrees that the Company shall be entitled to obtain temporary and permanent injunctive relief from a court of law to enforce the provisions of this Section 8, and that such relief may be granted without the necessity of proving actual damages and without necessity of posting any bond. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages or to seek and obtain any other relief available to it. The Optionee further acknowledges that this Section 8 shall be enforceable by the Company even if no portion of the Option becomes vested and exercisable.
9. Data Privacy Consent Optionee hereby explicitly consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.
Optionee understands that the Company and its Affiliates hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or its Affiliates, details of all options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country. Optionee understands that Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting ADC’s Global Rewards — Stock Compensation Group. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Optionee may elect to deposit any shares of stock acquired upon exercise of the Option. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan and that Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing ADC’s Global Rewards — Stock Compensation Group. Optionee understands, however, that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee may contact ADC’s Global Rewards — Stock Compensation Group.
10. Nature of Grant In accepting the grant, Optionee acknowledges that:
     (a) The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Agreement. The Option is subject in all respects to the terms and conditions of the Plan and this Agreement.
     (b) The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past.
     (c) All decisions with respect to future option grants, if any, will be at the sole discretion of the Company.

     (d) Optionee’s participation in the Plan shall not create a right to further employment with the Company or any of its Affiliates and shall not interfere with the ability of the Company or its Affiliates to terminate Optionee’s employment relationship at any time with or without cause.
     (e) Optionee is voluntarily participating in the Plan.
     (f) The Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and is outside the scope of Optionee’s employment contract, if any.
     (g) The Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
     (h) In the event that Optionee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with any Affiliate of the Company.
     (i) The future value of the underlying shares is unknown and cannot be predicted with certainty.
     (j) If the underlying shares do not increase in value, the Option will have no value.
     (k) If Optionee exercises the Option and obtains shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the exercise price.
     (l) No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or shares purchased through exercise of the Option which results from the termination of Optionee’s employment by the Company or the Employer (for any reason and regardless of whether in breach of contract), and Optionee irrevocably releases the Company and its Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Optionee shall be deemed irrevocably to have waived his/her entitlement to pursue such claim.
     (m) Optionee consents to the delivery by electronic means of any documents related to the Option, the Plan or future options that may be granted under the Plan.
11. Miscellaneous
     (a) Optionee shall have none of the rights of a shareholder with respect to shares subject to this Option until such shares shall have been issued upon exercise of this Option.
     (b) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota. The Company and the Optionee submit to the jurisdiction of any state or federal court sitting in Minneapolis, Minnesota, in any action or proceeding arising out of or relating to this Agreement, and agree that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Company and the Optionee also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Company and the Optionee waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the other party with respect thereto. The Company and the Optionee agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.
     (c) To the extent any provision of this Agreement shall be determined by any court to be invalid or unenforceable in any jurisdiction, such provision shall be deemed to be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. In furtherance of and not in limitation of the foregoing, the Optionee expressly agrees that should the duration of, geographical extent of, or business activities covered by this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities that may validly or enforceably be covered. The Optionee expressly stipulates that this Agreement shall be construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.
     (d) If Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.